Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated December 18, 2024, and each included in this Post-Effective Amendment No. 26 to the Registration Statement (Form N-1A, No. 333-261613) of the Neuberger Berman ETF Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated October 28, 2024, with respect to the financial statements and financial highlights of Neuberger Berman Energy Transition & Infrastructure ETF (formerly, Neuberger Berman Carbon Transition & Infrastructure ETF), Neuberger Berman Commodity Strategy ETF, Neuberger Berman Disrupters ETF, Neuberger Berman China Equity ETF, Neuberger Berman Global Real Estate ETF, Neuberger Berman Option Strategy ETF, Neuberger Berman Small-Mid Cap ETF, Neuberger Berman Core Equity ETF and Neuberger Berman Next Generation Connected Consumer ETF (nine of the series constituting Neuberger Berman ETF Trust) included in the Annual Report to Shareholders (Form N-CSR) for the period ended August 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
December 13, 2024